UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2025

Commission file number 001-39531

PROCESSA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	45-1539785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

601 21st Street, Suite 300, Vero Beach, FL 32960
(Address of Principal Executive Offices, Including Zip Code)

(772) 453-2899
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock: Par value $.0001	PCSA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

On June 24, 2025, Yuhan executed Amendment No. 1 to the Yuhan agreement with such amendment being effective as of June 11, 2025. The Amendment was in connection with the entry into the term sheet, on June 17, 2025 with Intact Therapeutics.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 30, 2025 Processa Pharmaceuticals, Inc. convened its Annual Shareholder Meeting at 1:00 PM EDT in Hanover, MD.

At that time, there were not present or represented by proxy a sufficient number of shares of the Company’s Stock to constitute a quorum. The Company adjourned the meeting without conducting any business because a quorum was not present.

The meeting will reconvene on July 30, 2025 at 1:00 PM in Hanover, MD.

The Company will not change the record date of the Annual Meeting. Accordingly, only stockholders of record at the close of business on May 1, 2025 will be entitled to vote at the reconvened Annual Meeting.

Stockholders who have previously submitted their proxy or otherwise voted and who do not wish to change their vote do not need to take any action. The proposals for the meeting remain unchanged, and the proxy statement and other SEC filings are available on the SEC’s website at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to License Agreement with Yuhan Corporation

104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on June 30, 2025.

PROCESSA PHARMACEUTICALS, INC.
Registrant

By:	/s/ George Ng
George Ng
Chief Executive Officer